Exhibit 10.12

THE BANK OF PRINCETON

2018 DIRECTOR FEE PLAN

Section 1. Purpose; Definitions. The purposes of The Bank of Princeton 2018 Director Fee Plan (the “Plan”) is to advance the interests of The Bank of Princeton (the “Bank”) and its shareholders by aligning the interests of the Bank and its shareholders with the Board of Directors of the Bank (the “Board”) who are not employees of the Bank (the “Non-Employee Directors”) by permitting Non-Employee Directors to elect to receive a specified percentage of fees for services on the Board in the form of shares of the Bank’s equity securities. Accordingly, the Plan permits the payment of all or a portion of the compensation payable to Non-Employee Directors for service on the Board and committees of the Board in shares of the Bank’s common stock, par value $5.00 (“Shares”).

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

“Affiliate” means any Person that directly or indirectly controls, or is controlled by, or is under common control with the Bank (or its successors).

“Board” means the Board of Directors of the Bank, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, on the most recent preceding day on which there was a trade, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the Financial Industry Regulatory Authority, Inc. who make a market in the Shares selected from time to time by the Bank for that purpose.

“Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

“Parent” means, in respect of the Bank, a “parent corporation” as defined in Section 424(e) of the Code.

“Participant” means a Non-Employee Director.

“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

“Shares” means shares of the Bank’s common stock, par value $5.00, subject to substitution or adjustment as provided in Section 3.3 hereof.

“Subsidiary” means, in respect of the Bank, a subsidiary company, as defined in Sections 424(f) and (g) of the Code.

Section 2. Administration.

2.1 The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

2.2 Subject to the requirements of the Bank’s bylaws and certificate of incorporation or any other agreement that governs the appointment of Board committees, any Committee to which some or all of the Board’s administrative functions are delegated under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Bank has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any such Committee will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

2.3 The Board will have full authority to administer the Plan. Such authority will include the right to:

(a) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable;

(b) interpret the terms and provisions of the Plan;

(c) correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it deems necessary to carry out the intent of the Plan; and

(d) otherwise supervise the administration of the Plan.

2.4 All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Bank and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan.

Section 3. Shares Subject to the Plan.

3.1 Limitations.

(a) The Shares to be subject to the Plan will be authorized and unissued Shares of the Bank. The maximum number of Shares that may be issued under the Plan is 150,000. The Bank will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b) Subject to adjustment as provided in Section 3.2, no Participant may be issued more than 5,000 Shares under the Plan in any single calendar year.

(c) No shares shall be issued at any time to any Participant if such Participant is the beneficial owner of 9.9% or more of the outstanding Shares.

3.2 Other Adjustments. In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation §1.424-1(a)(3)), substitutions or adjustments will be made by the Board to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan.

Section 4. Participation.

4.1 Subject to the limitations of Section 3.1 of the Plan, each Non-Employee Director shall be entitled to participate in the Plan.

Section 5. Election.

5.1 The Board shall annually establish a dollar amount of semi-annual compensation (the “Semi-Annual Compensation”), payable for services to be performed by the Non-Employee Directors, which fees shall be payable in cash or Shares as provided herein.

5.2 Each Non-Employee Director shall designate in writing within sixty (60) days of the adoption of the Plan, and thereafter annually prior to the start of a calendar year to which the Semi-Annual Compensation relates beginning January 1, 2019 (or in the event a Non-Employee Director commences participation during the calendar year, such designation shall be made within thirty (30) days following the date he or she commenced participation), a percentage of Semi-Annual Compensation (the “Stock Component Percentage”) payable in Shares (which percentage can be from 0% to 100% of Semi-Annual Compensation payable for any calendar year).

5.3 Any such designation by a Non-Employee Director shall remain in place through the end of each calendar year; provided, however, that, subject to approval by the Committee, a Non-Employee Director may amend such designation once during any of the first nine months of such calendar year (with such amended designation effective as of the first day of October and remaining in effect for the remainder of the calendar year) by filing an amended designation with the Committee.

5.4 In the event that a Non-Employee Director fails to make a designation for any calendar year, the last previous designation made by the Non-Employee Director shall be deemed to be the designation for such year.

Section 6. Payment of Non-Employee Director Compensation. There shall be issued to each Non-Employee Director within thirty (30) days following June 1st and December 1st of each calendar year, the number of Shares, if any, determined by dividing (i) the product of (A) the Non-Employee Director’s Semi-Annual Compensation payable for such preceding portion of the calendar year multiplied by the (B) the Stock Component Percentage, by (ii) the Fair Market Value of Shares on June 1st or December 1st as applicable. To the extent that the application of the foregoing calculation would result in fractional shares being issued, cash (in an amount equal to the fractional share otherwise payable multiplied by the Fair Market Value) shall be paid to the Non-Employee Director in lieu of such fractional share at such time as described below. There shall be a cash payment made to each Non-Employee Director within thirty (30) days following the end of each applicable portion of the calendar year in an amount equal to the portion of the Non-Employee Director’s Semi-Annual Compensation that is not paid in Shares for such period or in lieu of a fractional share.

Section 7. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, provided that no amendment, alteration or discontinuation will be made which, without the approval of such amendment within twelve (12) months of its adoption by the Board, by the Bank’s stockholders in a manner consistent with Treas. Reg. §1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3), or (ii) change the persons or class of persons eligible to participate in the Plan.

Section 8. General Provisions.

8.1 The Board may require each Participant to represent to and agree with the Bank in writing that the Participant is acquiring securities of the Bank for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

8.2 All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Shares are then listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.3 Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any Non-Employee Director any right to continued engagement with the Bank or an Affiliate of the Bank as a director or otherwise, or (ii) interfere in any way with the right of the Bank to terminate the engagement of any Non-Employee Director at any time.

8.4 No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any award under the Plan, the Participant will pay to the Bank, or make arrangements satisfactory to the Bank regarding the payment of taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Bank under the Plan will be conditioned on such payment or arrangements and the Bank will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Board, the minimum required withholding obligation with respect to an award may be settled in Shares, including the Shares that are subject to that award.

8.5 Within two (2) business days after the issuance of any Shares to a Participant under Section 6 of the Plan, such Participant or his or her designee shall file a Form 4 with the Federal Deposit Insurance Corporation pursuant to the requirements of the Exchange Act reporting the issuance of the Shares to the Participant.

Section 9. Effective Date of Plan.

9.1 The Plan will become effective on the date that it is approved by the stockholders of the Bank.

Section 10. Term of Plan.

10.1 The Plan will continue in effect until terminated in accordance with Section 7 or until the date on which no additional Shares are available for issuance under the Plan.

Section 11. Invalid Provisions.

11.1 In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 12. Governing Law.

12.1 The Plan will be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the application of the principles of conflicts of laws.

Section 13. Board Action.

13.1 Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Bank or other persons required by:

(a) the Bank’s certificate of incorporation (as the same may be amended and/or restated from time to time);

(b) the Bank’s bylaws (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Bank and its stockholders or other persons (as the same may be amended from time to time).

Section 14. Notices.

14.1 Any notice to be given to the Bank pursuant to the provisions of the Plan shall be given by registered or certified mail, postage prepaid, and addressed, if to the Bank to its principal executive office to the attention of its Chief Risk Officer (or such other person as the Bank may designate in writing from time to time), and, if to a Participant, to the address contained in the Bank’s personnel records, or to such other address as that Participant may hereafter designate in writing to the Bank. Any such notice shall be deemed given or delivered three days after the date of mailing.

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